PLAN OF REORGANIZATION

             THIS PLAN OF REORGANIZATION (the “Plan”), is made as of this 21st day of June, 2010, by Franklin Templeton Fund Allocator Series (the “Trust”), a statutory trust created under the laws of the State of Delaware, with its principal place of business at One Franklin Parkway, San Mateo, CA 94403-1906, on behalf of its series, Franklin Templeton Perspectives Allocation Fund (“Perspectives Fund”) and Franklin Templeton Corefolio Allocation Fund (“Corefolio Fund”) (together, the “Funds” and, individually, a “Fund”).

PLAN OF REORGANIZATION

             The reorganization (hereinafter referred to as the “Reorganization”) will consist of (i) the acquisition by the Trust, on behalf of Corefolio Fund, of substantially all of the property, assets and goodwill of Perspectives Fund in exchange solely for full and fractional Class A, Class C, Class R and Advisor Class shares of beneficial interest, with no par value, of Corefolio Fund (“Corefolio Fund Shares”); (ii) the distribution of Corefolio Fund Shares to the holders of Class A, Class C, Class R and Advisor Class shares of beneficial interest of Perspectives Fund (the “Perspectives Fund Shares”), respectively, according to their respective interests in Perspectives Fund in complete liquidation of Perspectives Fund; and (iii) the dissolution of Perspectives Fund as soon as is practicable after the closing (as described in Section 3, hereinafter called the “Closing”), all upon and subject to the terms and conditions of the Plan hereinafter set forth.

AGREEMENT

             In order to consummate the Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, the Trust covenants and agrees as follows:

                   1.   Sale and Transfer of Assets, Liquidation and Dissolution of Perspectives Fund.

                         (a) Subject to the terms and conditions of the Plan, and in reliance on the representations and warranties herein contained, and in consideration of the delivery of the number of Corefolio Fund Shares hereinafter provided, the Trust, on behalf of Perspectives Fund, agrees that, at the time of Closing, it will convey, transfer and deliver to the Trust, for the benefit of Corefolio Fund, all of Perspectives Fund’s then existing assets, including any interest in pending or future legal claims in connection with past or present portfolio holdings, whether in form of class action claims, opt-out or other direct litigation claims, or regulator or government-established investor recovery fund claims, and any and all resulting recoveries, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders’ rights of redemption), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (i) pay 25% of the costs and expenses of carrying out the Reorganization (including, but not limited to, fees of counsel and accountants, and expenses of its liquidation and dissolution contemplated hereunder), in accordance with Section 7 of the Plan, which costs and expenses shall be established on Perspectives Fund’s books as liability reserves; (ii) discharge its unpaid liabilities on its books at the Closing Date (as such term is defined in Section 3), including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to, and through, the Closing Date; and (iii) pay such contingent liabilities, if any, as the officers of the Trust, on behalf of Perspectives Fund, shall reasonably deem to exist against Perspectives Fund at the Closing Date, for which contingent and other appropriate liability reserves shall be established on Perspectives Fund’s books (such assets hereinafter “Net Assets”). Corefolio Fund shall not assume any liability of Perspectives Fund, whether accrued or contingent, known or unknown, and Perspectives Fund shall use its reasonable best efforts to discharge all of the known liabilities of Perspectives Fund, so far as may be possible, from the cash, bank deposits and cash equivalent securities described above.

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                         (b) Subject to the terms and conditions of the Plan, and in reliance on the representations and warranties of the Trust herein contained, and in consideration of such sale, conveyance, transfer, and delivery, the Trust agrees at the Closing to deliver the number of Corefolio Fund Shares, determined by dividing the net asset value per share of each Class A, Class C, Class R and Advisor Class share of Perspectives Fund by the net asset value per share each of Class A, Class C, Class R and Advisor Class shares of Corefolio Fund, respectively, and separately multiplying the result thereof by the number of outstanding Class A, Class C, Class R and Advisor Class shares, respectively, of Perspectives Fund as of 1:00 p.m., Pacific Time, on the Closing Date. The Corefolio Fund Shares delivered at the Closing shall have an aggregate net asset value equal to the value of Perspectives Fund’s Net Assets, all determined as provided in Section 2 of the Plan and as of the date and time specified herein.

                         (c) Immediately following the Closing, Perspectives Fund shall be dissolved and shall distribute the Corefolio Fund Shares received by Perspectives Fund pursuant to this Section 1 pro rata to Perspectives Fund’s shareholders of record, based upon their respective holdings of Perspectives Fund, as of the close of business on the Closing Date.  Such distribution shall be accomplished by the establishment of accounts on the share records of Corefolio Fund of the type and in the amounts due such shareholders based on their respective holdings in Perspectives Fund as of the close of business on the Closing Date.  Fractional Corefolio Fund Shares shall be carried to the third decimal place. As promptly as practicable after the Closing, each holder of any outstanding certificate or certificates representing Perspectives Fund Shares shall be entitled to surrender the same to the transfer agent for Corefolio Fund in exchange for the number of Corefolio Fund Shares of the same class into which the Perspectives Fund Shares theretofore represented by the certificate or certificates so surrendered shall have been converted. Until so surrendered, each outstanding certificate, if any, which, prior to the Closing, represented Perspectives Fund Shares shall be deemed for all Corefolio Fund purposes to evidence ownership of the number of Corefolio Fund Shares into which the Perspectives Fund Shares (which prior to the Closing were represented thereby) have been converted.  Certificates for Corefolio Fund Shares shall not be issued, unless specifically requested by a shareholder.  After the distribution, Perspectives Fund shall be dissolved.

                         (d) At the Closing, each shareholder of record of Perspectives Fund as of the record date (the “Distribution Record Date”) with respect to any unpaid dividends and other distributions that were declared prior to the Closing, including any dividend or distribution declared pursuant to Section 6(c) hereof, shall have the right to receive such unpaid dividends and distributions with respect to the shares of Perspectives Fund that such person had on such Distribution Record Date.

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                   2.   Valuation.

                         (a) The net asset value of Corefolio Fund Shares and Perspectives Fund Shares and the value of Perspectives Fund’s Net Assets to be acquired by Corefolio Fund hereunder shall in each case be computed as of 1:00 p.m., Pacific Time, on the Closing Date, unless on such date: (i) the New York Stock Exchange (“NYSE”) is not open for unrestricted trading; or (ii) the reporting of trading on the NYSE or other relevant trading market is disrupted; or (iii) any other extraordinary financial event or market condition occurs (each of the events described in (i), (ii) or (iii) are referred to as a “Market Disruption”). The net asset value per share of Corefolio Fund Shares and Perspectives Fund Shares and the value of Perspectives Fund’s Net Assets shall be computed in accordance with the valuation procedures set forth in the most recent prospectus of Corefolio Fund and Perspectives Fund, as amended or supplemented, except that the net asset value per share of Perspectives Fund shall be carried to the fourth decimal place.

                         (b) In the event of a Market Disruption on the proposed Closing Date so that an accurate appraisal of the net asset value of Corefolio Fund Shares or Perspectives Fund Shares or the value of Perspectives Fund’s Net Assets is impracticable, the Closing Date shall be postponed until the first business day when regular trading on the NYSE shall have been fully resumed and reporting shall have been restored and other relevant trading markets are otherwise stabilized.

                         (c) All computations of value regarding the net asset value of Corefolio Fund Shares and Perspectives Fund Shares and the value of Perspectives Fund’s Net Assets shall be made by the administrator to the Funds.

                   3.   Closing and Closing Date.

                         The Closing shall take place at the principal office of the Trust at 2:00 p.m., Pacific Time, on June 22, 2010 or such later date as the officers of the Trust may determine (the “Closing Date”). The Trust, on behalf of Perspectives Fund, shall have provided for delivery as of the Closing of (a) those Net Assets of Perspectives Fund represented by cash to be transferred to the account of Corefolio Fund’s custodian, The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, NY 10286, and (b) those Net Assets represented by shares of the underlying funds to Franklin Templeton Investor Services, LLC as agent for such underlying funds.  The Trust, on behalf of Perspectives Fund, shall deliver at the Closing a list of names and addresses of the shareholders of record of each class of Perspectives Fund Shares and the number of full and fractional shares of beneficial interest owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, as of 1:00 p.m., Pacific Time, on the Closing Date, certified by its transfer agent or by its Chief Executive Officer - Finance and Administration to the best of its or his knowledge and belief. The Trust shall provide evidence that such Corefolio Fund Shares have been registered in an account on the books of Corefolio Fund in such manner as the officers of the Trust may reasonably determine.

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                   4.   Representations and Warranties by the Trust.

                         The Trust, on behalf of each Fund, represents and warrants that:

                         (a) Each Fund is a series of the Trust, which was organized as a Delaware business trust (now known as a statutory trust) on October 2, 1995.  The Trust is validly existing under the laws of the State of Delaware. The Trust is duly registered under the 1940 Act as an open-end, management investment company and all of the Funds’ Shares sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “1933 Act”), except for those shares sold pursuant to the private offering exemption for the purpose of raising initial capital or obtaining any required initial shareholder approvals.

                         (b) The Trust is authorized to issue an unlimited number of shares of beneficial interest, without par value, of each Fund and each outstanding share of which is, and each share of Corefolio Fund when issued pursuant to and in accordance with the Plan will be, fully paid, non-assessable, and has or will have full voting rights. The Trust currently issues shares of ten (10) series, including the Funds. Corefolio Fund is further divided into five classes of shares: Class A, Class B, Class C, Class R and Advisor Class shares of beneficial interest, of which Class A, Class C, Class R and Advisor Class Shares represent Corefolio Fund Shares. Perspectives Fund issues four classes of shares:  Class A, Class C, Class R and Advisor Class shares of beneficial interest.  No shareholder of the Trust shall have any option, warrant or preemptive right of subscription or purchase with respect to shares of either Fund, except for the right of holders of Corefolio Fund Class B shares to have their shares convert into Class A shares of Corefolio Fund.

                         (c) The financial statements appearing in the Funds’ Annual Report to Shareholders for the fiscal year ended December 31, 2009, audited by PricewaterhouseCoopers LLP, and any interim unaudited financial statements fairly present the financial position of each Fund as of their respective dates and the results of each Fund’s operations for periods indicated, in conformity with Generally Accepted Accounting Principles applied on a consistent basis.

                         (d) The books and records of each Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of either Fund.

                         (e) The Trust, on behalf of either Fund, is not a party to or obligated under any provision of its Agreement and Declaration of Trust, as amended (the “Trust Declaration”), or By-laws, as amended (the “By-laws”), or any contract or any other commitment or obligation and is not subject to any order or decree that would be violated by its execution of or performance under the Plan, and no consent, approval, authorization or order of any court or governmental authority is required for the consummation by a Fund or the Trust of the transactions contemplated by the Plan, the registration of Corefolio Fund Shares under the 1933 Act, the 1940 Act, or as may otherwise be required under the federal and state securities laws or the rules and regulations thereunder. Perspectives Fund has no material contracts or other commitments (other than the Plan or agreements for the purchase of securities entered into in the ordinary course of business and consistent with its obligations under the Plan) which will not be terminated by Perspectives Fund in accordance with their terms at or prior to the Closing Date, or which will result in a penalty or additional fee to be due or payable by Perspectives Fund.

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                         (f) The Trust has elected to treat each Fund as a regulated investment company (“RIC”) for federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). Each Fund is a “fund” as defined in Section 851(g)(2) of the Code, has qualified as a RIC for each taxable year since its inception, and will qualify as a RIC as of the Closing Date.  Consummation of the transactions contemplated by the Plan will not cause either Fund to fail to be qualified as a RIC as of the Closing Date.

                         (g) Neither Fund is under jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                         (h) Neither Fund has any unamortized or unpaid organizational fees or expenses.

                         (i) Neither Fund has any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in the financial statements referred to in Section 4(c) here of and those incurred in the ordinary course of business as an investment company and of a nature and amount similar to, and consistent with, those shown in such financial statements since the dates of those financial statements.

                         (j) There is no inter-corporate indebtedness existing between Perspectives Fund and Corefolio Fund that was issued, acquired, or will be settled at a discount.

                         (k) Corefolio Fund does not own, directly or indirectly, nor has it owned during the past five (5) years, directly or indirectly, any shares of Perspectives Fund.

                         (l) The Trust has no plan or intention to issue additional shares of Corefolio Fund following the Reorganization except for shares issued in the ordinary course of Corefolio Fund’s business as a series of an open-end investment company; nor does the Trust have any plan or intention to redeem or otherwise reacquire any shares of Corefolio Fund issued pursuant to the Plan, either directly or through any transaction, agreement, or arrangement with any other person, other than in the ordinary course of its business or to the extent necessary to comply with its legal obligation under Section 22(e) of the 1940 Act.

                         (m) Corefolio Fund is in the same line of business as Perspectives Fund before the Reorganization and did not enter into such line of business as part of the Reorganization. Corefolio Fund will actively continue Perspectives Fund’s business in substantially the same manner that Perspectives Fund conducted that business immediately before the Reorganization and has no plan or intention to change such business. On the Closing Date, Corefolio Fund expects that at least 33 1/3% of Perspectives Fund’s portfolio assets will meet the investment objectives, strategies, policies, risks and restrictions of Corefolio Fund. Corefolio Fund has no plan or intention to change any of its investment objectives, strategies, policies, risks and restrictions after the Reorganization, but does intend to revise its underlying fund allocations as approved by the Trust’s Board of Trustees and as described in the Registration Statement (as defined below). Corefolio Fund has no plan or intention to sell or otherwise dispose of any of the former assets of Perspectives Fund, except for dispositions made in the ordinary course of its business or dispositions necessary to maintain its qualification as a RIC, although in the ordinary course of its business, Corefolio Fund will continuously review its investment portfolio (as Perspectives Fund did before the Closing) to determine whether to retain or dispose of particular securities, including those included among the former assets of Perspectives Fund.

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                         (n) The registration statement on Form N-14 referred to in Section 5(f) hereof (the “Registration Statement”), and any prospectus or statement of additional information of Corefolio Fund contained or incorporated therein by reference, and any supplement or amendment to the Registration Statement or any such prospectus or statement of additional information, on the effective and clearance dates of the Registration Statement and on the Closing Date: (i) shall comply in all material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act, the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder; and (ii) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading.

                         (o) Since December 31, 2009, there has not been any material adverse change in either Fund’s financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of its business.

                         (p) During the five-year period ending on the Closing Date, (i)  Perspectives Fund has not acquired, and will not acquire, Perspectives Fund Shares with consideration other than Corefolio Fund Shares or Perspectives Fund Shares, except for redemptions in the ordinary course of Perspectives Fund’s business or to the extent necessary to comply with its legal obligation under Section 22(e) of the 1940 Act, and (ii) no distributions will have been made with respect to Perspectives Fund Shares (other than regular, normal dividend distributions made pursuant to the Perspectives Fund’s historic dividend paying practice), either directly or through any transaction, agreement, or arrangement with any other person, except for distributions described in Sections 852 and 4982 of the Code.

                         (q) As of the Closing Date, Perspectives Fund will not have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire shares of Perspectives Fund, except for the right of investors to acquire its shares at the applicable stated offering price in the normal course of its business as an open-end management investment company operating under the 1940 Act.

                         (r) Throughout the five year period ending on the Closing Date, Perspectives Fund will have conducted its historic business within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code. Perspectives Fund did not enter into (or expand) a line of business as part of the Reorganization. Perspectives Fund will not alter its investment portfolio in connection with the Reorganization.

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                   5.   Covenants of the Trust.

                         (a) The Trust covenants to operate each Fund’s respective business as presently conducted between the date hereof and the Closing, it being understood that such ordinary course of business will include the distribution of customary dividends and distributions and any other distribution necessary or desirable to minimize federal income or excise taxes.

                         (b) The Trust, on behalf of Perspectives Fund, undertakes that it will not acquire Corefolio Fund Shares for the purpose of making distributions thereof to anyone other than Perspectives Fund’s shareholders.

                         (c) The Trust, on behalf of Perspectives Fund, undertakes that, if the Plan is consummated, Perspectives Fund will liquidate and dissolve.

                         (d) The Trust, on behalf of each Fund, agrees that, by the Closing, all of the Funds’ federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and either all federal and other taxes shown as due on said returns shall have been paid, or adequate liability reserves shall have been provided for the payment of such taxes, and to the best of its knowledge no such tax return is currently under audit and no tax deficiency or liability has been asserted with respect to such tax returns or reports by the Internal Revenue Service or any state or local tax authority.

                         (e) As of the Closing, the Trust shall have delivered to Perspectives Fund’s shareholders, at least 30 days prior to the Closing Date, a combined Prospectus/Information Statement that complies in all material respects with the applicable provisions of the 1933 Act, Section 14(c) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, thereunder (the “Prospectus/Information Statement”).

                         (f) The Trust has filed the Registration Statement with the SEC and used its best efforts to provide that the Registration Statement became effective as promptly as practicable. At the time it became effective, the Registration Statement (i) complied in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the time the Registration Statement became effective and at the Closing Date, the prospectus and statement of additional information included in the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                         (g) Subject to the provisions of the Plan, the Trust shall take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Plan.

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                   6.   Conditions Precedent to be Fulfilled by the Trust.

                         The consummation of the Plan hereunder shall be subject to the following respective conditions:

                         (a) That all the representations and warranties contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date.

                         (b) That the SEC shall have declared effective the Registration Statement and not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940 Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either Fund or would prohibit the transactions contemplated hereby.

                         (c) That a distribution or distributions shall have been declared for Perspectives Fund prior to the Closing Date that, together with all previous distributions, shall have the effect of distributing to its shareholders:  (i) all of Perspective Fund’s investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 2009 and substantially all of such investment company taxable income for the short taxable year beginning on January 1, 2010 and ending on the Closing Date and (ii) all of Perspective Fund’s net capital gain recognized in its taxable year ended December 31, 2009 and substantially all of any such net capital gain recognized in such short taxable year (in each case after reduction for any capital loss carryover).

                         (d) That all required consents of other parties and all other consents, orders, and permits of federal, state and local authorities (including those of the SEC and of state Blue Sky securities authorities, including any necessary “no-action” positions or exemptive orders from such federal and state authorities) to permit consummation of the transaction contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of material adverse effect on the assets and properties of Perspectives Fund or Corefolio Fund.

                         (e) That there shall be delivered to the Trust an opinion in form and substance satisfactory to it, from the law firm of Stradley Ronon Stevens & Young, LLP, counsel to the Trust, to the effect that, provided the transaction contemplated hereby is carried out in accordance with the Plan, and the laws of the State of Delaware, and based upon certificates of the officers of the Trust with regard to matters of fact:

(1) The acquisition by Corefolio Fund of substantially all the assets of Perspectives Fund as provided for herein in exchange for Corefolio Fund Shares followed by the distribution by Perspectives Fund to its shareholders of Corefolio Fund Shares in complete liquidation of Perspectives Fund will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and Perspectives Fund and Corefolio Fund will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code;

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(2) No gain or loss will be recognized by Perspectives Fund upon the transfer of substantially all of its assets to Corefolio Fund in exchange solely for voting shares of Corefolio Fund (Sections 361(a) and 357(a) of the Code), except that Perspectives Fund may be required to recognize gain or loss with respect to contracts described in Section 1256(b) of the Code or stock in a passive foreign investment company, as defined in Section 1297(a) of the Code;

(3) Corefolio Fund will recognize no gain or loss upon the receipt of substantially all of the assets of Perspectives Fund in exchange solely for voting shares of Corefolio Fund (Section 1032(a) of the Code);

(4) No gain or loss will be recognized by Perspectives Fund upon the distribution of Corefolio Fund Shares to its shareholders in liquidation of Perspectives Fund (in pursuance of the Plan) (Section 361(c)(1) of the Code);

  (5) The basis of the assets of Perspectives Fund received by Corefolio Fund will be the same as the basis of such assets to Perspectives Fund immediately prior to the Reorganization (Section 362(b) of the Code);

  (6) The holding period of the assets of Perspectives Fund received by Corefolio Fund will include the period during which such assets were held by Perspectives Fund (Section 1223(2) of the Code);

  (7) No gain or loss will be recognized by the shareholders of Perspectives Fund upon the exchange of their shares in Perspectives Fund for voting shares of Corefolio Fund including fractional shares to which they may be entitled (Section 354(a) of the Code);

  (8) The aggregate basis of Corefolio Fund Shares received by the shareholders of Perspectives Fund will be the same as the aggregate basis of the Perspectives Fund Shares exchanged therefor (Section 358(a)(1) of the Code);

  (9) The holding period of Corefolio Fund Shares received by shareholders of Perspectives Fund (including fractional shares to which they may be entitled) will include the holding period of Perspectives Fund Shares surrendered in exchange therefor, provided that Perspectives Fund Shares were held as a capital asset on the effective date of the exchange (Section 1223(1) of the Code); and

                                      (10) Corefolio Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Treasury (“Treasury Regulations”)) the items of Perspectives Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

                         (f) That there shall be delivered to the Trust an opinion in form and substance satisfactory to it from Stradley Ronon Stevens & Young, LLP, counsel to the Trust to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors’ rights:

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(1) Each Fund is a series of the Trust and that the Trust is a validly existing statutory trust in good standing under the laws of the State of Delaware;

(2) The Trust is an open-end investment company of the management type registered as such under the 1940 Act;

(3) The Trust is authorized to issue an unlimited number of shares of beneficial interest, without par value, of Corefolio Fund;

(4) Corefolio Fund Shares to be issued pursuant to the terms of the Plan have been duly authorized and, when issued and delivered as provided in the Plan and the Registration Statement, will have been validly issued and fully paid and will be non-assessable by the Trust, on behalf of Corefolio Fund; and

(5) The consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of the Trust on behalf of each Fund.

                         In giving the opinions set forth above, counsel may state that it is relying on certificates of the officers of the Trust with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of the Trust.

                         (g) That the Trust’s prospectus contained in the Registration Statement with respect to Corefolio Fund Shares to be delivered to Perspectives Fund shareholders in accordance with the Plan shall be effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at the Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

                         (h) That Corefolio Fund Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit Corefolio Fund Shares lawfully to be delivered to each holder of Perspectives Fund Shares.

                         (i) That, at the Closing, there shall be transferred to the Trust, on behalf of Corefolio Fund, aggregate Net Assets of Perspectives Fund comprising at least 90% in fair market value of the total net assets and 70% of the fair market value of the total gross assets recorded on the books of Perspectives Fund on the Closing Date.

                   7.   Expenses.

                         The expenses of entering into and carrying out the provisions of the Plan shall be borne as follows: each Fund will each pay 25% of the costs of the Reorganization, and Franklin Templeton Services, LLC will pay 50% of the costs of the Reorganization.

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                   8.   Termination; Postponement; Waiver; Order.

(a) Anything contained in the Plan to the contrary notwithstanding, the Plan may be terminated and the Reorganization abandoned at any time prior to the Closing, or the Closing may be postponed by the Trust, on behalf of either Fund, if any condition of its obligations set forth in Section 6 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met.

(b) If the transactions contemplated by the Plan have not been consummated by June 22, 2011 the Plan shall automatically terminate on that date, unless a later date is set by the officers of the Trust.

(c) In the event of termination of the Plan prior to its consummation, pursuant to the provisions hereof, the Plan shall become void and have no further effect, and neither the Trust, Perspectives Fund nor Corefolio Fund, nor its trustees, officers, or agents or the shareholders of Perspectives Fund or Corefolio Fund shall have any liability in respect of the Plan, but all expenses incidental to the preparation and carrying out of the Plan shall be paid as provided in Section 7 hereof.

(d) At any time prior to the Closing, any of the terms or conditions of the Plan may be waived by the Trust, if, in the judgment of its officers, such action or waiver will not have a material adverse effect on the benefits intended under the Plan to its shareholders.

(e) The respective representations and warranties contained in Sections 4 and 5 hereof shall expire with and be terminated by the Plan on the Closing Date, and neither the Trust nor any of its officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date.

(f) If any order of the SEC with respect to the Plan shall be issued prior to the Closing that imposes any term or condition that is determined by action of the Board of Trustees of the Trust, on behalf of Perspectives Fund or Corefolio Fund, to be acceptable, such term or condition shall be binding as if it were a part of the Plan without a vote or approval of the shareholders of Perspectives Fund.

                   9.   Liability of the Trust.

                         It is acknowledged and agreed that all obligations of the Trust under the Plan with respect to a Fund are binding only with respect to that Fund, shall be discharged only out of the assets of such Fund; that no other series of the Trust shall be liable with respect to the Plan or in connection with the transactions contemplated herein; and that neither the Trust nor a Fund shall seek satisfaction of any such obligation or liability from the shareholders of the Trust or a Fund, the trustees, officers, employees or agents of the Trust, or any of them.

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                   10. Entire Agreement and Amendments.

                         The Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by the Plan other than those set forth herein or herein provided for. The Plan may be amended only by mutual consent of the parties in writing. Neither the Plan nor any interest herein may be assigned without the prior written consent of the other party.

                         11.      Governing Law.

                         The Plan shall be governed by and carried out in accordance with the laws of the State of Delaware.

            IN WITNESS WHEREOF, the Trust, on behalf of Perspectives Fund and on behalf of Corefolio Fund, has caused the Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

FRANKLIN TEMPLETON FUND ALLOCATOR SERIES, on behalf of FRANKLIN TEMPLETON COREFOLIO ALLOCATION FUND

By:	/s/ David P. Goss David P. Goss Vice President

/s/ David P. Goss
FRANKLIN TEMPLETON FUND ALLOCATOR SERIES, on behalf of FRANKLIN TEMPLETON PERSPECTIVES ALLOCATION FUND

By:	/s/ David P. Goss David P. Goss Vice President

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